UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2023

CARRIER GLOBAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-39220	83-4051582
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13995 Pasteur Boulevard

Palm Beach Gardens, Florida 33418

(Address of principal executive offices, including zip code)

(561) 365-2000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock ($0.01 par value)	CARR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(e)	Compensatory Arrangements of Certain Officers.

In connection with the Company’s previously announced plans to exit the Fire and Security businesses (the “Business”), the Company’s Compensation Committee approved a performance incentive and retention bonus arrangement for Jurgen Timperman, President, Fire and Security Segment. He will have an opportunity to earn a cash bonus award if the Business achieves performance above the financial plan targets for Adjusted Operating Profit and Free Cash Flow (“Performance Bonus”). The financial plan targets reflect Carrier’s internal business plan targets, for which achievement above these targets is challenging, yet achievable. In addition, Mr. Timperman will be eligible for a cash bonus following completion of the Company’s exit of the Business (“Deal Bonus”), subject to his continued employment. The maximum bonus opportunity over a multi-year period, for both the Performance Bonus and the Deal Bonus, is $2.5 million, which the Compensation Committee determined is commensurate with the additional challenges and responsibilities required of Mr. Timperman in connection with the efforts to exceed financial plan targets, while concurrently leading efforts to divest the Business.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARRIER GLOBAL CORPORATION

Date: June 12, 2023	By:	/s/ Francesca Campbell
Name: Francesca Campbell
Title: Corporate Secretary